UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2010

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of MedQuist Inc. (the "Company") has appointed Anthony D. James, the Company's Co-Chief Operating Officer, to the additional position of Chief Financial Officer, effective November 22, 2010. In connection with the appointment of Mr. James, 44, to the position of Chief Financial Officer, the board of directors approved (i) an increase in Mr. James’ base salary from $270,000 to $300,000, effective November 22, 2010, (ii) the payment to Mr. James of a promotion bonus of $40,000 on November 29, 2010 in recognition of his increased responsibilities; and (iii) that Mr. James’ 2010 Management Incentive Plan payout determination will be calculated as though his base salary has been $300,000 since April 22, 2010. Other than as described herein, the compensation arrangements for Mr. James will remain the same as described in the Company's current report on Form 8-K (the "Form 8-K") filed with the Securities and Exchange Commission on June 30, 2010 and such information contained in the Form 8-K is incorporated herein by reference.

Dominick Golio has resigned as the Company's Chief Financial Officer, effective November 22, 2010, and the board of directors has approved the retention of Mr. Golio as an employee to assist with the transition of responsibilities to Mr. James.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

November 29, 2010	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer & Secretary